UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 5, 2020

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DOFSQ*	*

*	The registrant’s Common Stock began trading on the OTC Pink Open Market on April 28, 2020 under the symbol “DOFSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

Effective on May 5, 2020, Diamond Offshore Drilling, Inc. (the “Company”) promoted Dominic Savarino from Vice President and Chief Tax Officer to Vice President and Chief Accounting & Tax Officer, to serve as the Company’s principal accounting officer after the retirement of Beth G. Gordon, Vice President and Controller, which was also effective on May 5, 2020.

Mr. Savarino, age 50, joined the Company in 2017 as Vice President and Chief Tax Officer. Prior to joining the Company, Mr. Savarino served as the Vice President, Tax, of Baker Hughes, Inc., an oilfield services company, from 2016 to 2017. Prior to joining Baker Hughes, Mr. Savarino held a variety of positions at McDermott International, Inc., an oilfield services company, including as Vice President, Tax, from 2015 to 2016 and as Vice President and General Manager, Americas, from 2014 to 2015. Mr. Savarino, a Certified Public Accountant, received Bachelor of Business Administration and Master of Professional Accounting degrees from the University of Texas.

In connection with Mr. Savarino’s appointment, the Compensation Committee of the Company’s Board of Directors approved an increase in Mr. Savarino’s annual base salary from $375,000 to $400,000. In addition, the Compensation Committee approved an increase in the annual base salary of Scott L. Kornblau, the Company’s Senior Vice President and Chief Financial Officer, from $410,000 to $435,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2020	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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